UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2005

XYBERNAUT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086	54-1799851
(Commission File Number)	(I.R.S. Employer Identification Number)

12701 FAIR LAKES CIRCLE, FAIRFAX, VIRGINIA, 22033
(Address of Principal Executive Offices) (Zip Code)

(703) 631-6925
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2005, Xybernaut Corporation (the “Company”) entered into a proposal letter with [CONFIDENTIAL]1 (the “potential lender”) regarding the commencement of work towards issuing a commitment letter for debtor-in-possession financing (the “Proposed Financing Facility”) in the event the Company seeks to file bankruptcy. The Company paid to the potential lender an initial expense deposit of $125,000 at the time of acceptance of the proposal letter, which will be used to fund expenses incurred by the potential lender and is refundable in certain circumstances. If conditions set forth in the proposal letter and attached proposed term sheet are not satisfied and a commitment for the Proposed Financing Facility is not issued by the potential lender, other than as a result of the Company’s fault, the expense deposit will be returned to the Company net of expenses. The potential lender may request additional expense deposits if the amount of the expenses incurred exceeds the amount of the then existing expense deposit. The potential lender may cease further efforts and decline to provide debtor-in-possession financing if such additional expense deposits are requested and not forthcoming. The Company also agreed to pay a non-refundable facility fee in the amount of $200,000 in the event that a commitment is issued on terms consistent with the proposed term sheet (regardless of whether such commitment letter is accepted by the Company). If the Company declines to accept such a commitment, the potential lender also is entitled to retain the unused balance of the expense deposit, if any. The potential lender may terminate the proposal letter at any time in its sole and absolute discretion if the Company is unable to fulfill any condition set forth in the proposal letter or any material adverse change with respect to the condition, financial or otherwise, business, operations, assets, liabilities or prospects of the Company has occurred (other than filing for bankruptcy in the event the Company seeks to file bankruptcy) in the sole discretion of the potential lender.

The proposal letter also contains provisions related to indemnification, information provided by the Company, confidentiality and certain other matters. The proposal by the lender to provide the commitment letter will expire on July 22, 2005 unless the potential lender has issued a commitment for the Proposed Financing Facility or the parties have mutually agreed in writing to extend such date. The proposed term sheet contains terms and conditions of a possible secured debtor-in-possession credit facility.

However, subsequent to entering into the proposal letter but prior to the filing of this Current Report on Form 8-K, the Company has been advised that the potential lender has decided not to issue a commitment.

The Company continues to face a severe liquidity crisis and possible insolvency.

[1]	The Company is requesting confidential treatment of the name of the potential lender, certain information regarding the potential lender and the proposed term sheet.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1	Proposal Letter, dated June 30, 2005, between Xybernaut Corporation and the Lender.*

*	Confidential treatment requested as to certain portions. The term “[CONFIDENTIAL]” as used throughout the indicated exhibit means that material has been omitted and separately filed with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION
By:	/s/ Perry L. Nolen
Perry L. Nolen
President and Chief Executive Officer

Dated: July 7, 2005